UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 12, 2008

CLST Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

17304 Preston Road, Suite 420

Dallas, Texas, 75252

 (Address of principal executive offices including Zip Code)

(972) 267-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 12, 2008, we, through CLST Asset Trust II (the “Trust”), a newly formed trust wholly owned by CLST Asset II, LLC, a wholly owned subsidiary of CLST Financo, Inc. (“Financo”), which is one of our direct, wholly owned subsidiaries, entered into a purchase agreement, effective as of December 10, 2008, to acquire from time to time certain receivables, installment sales contracts and related assets owned by third parties (the “Purchase Agreement”).  Our board of directors unanimously approved the transaction.  The Trust has committed to purchase, subject to certain limitations, from the sellers on or before February 28, 2009 receivables of at least $2 million pursuant to the Purchase Agreement.  We or the sellers under the Purchase Agreement can terminate the Purchase Agreement at any time (with notice) after March 29, 2009.  We have the right to require the sellers to repurchase any accounts, for the original purchase price applicable to such account plus interest accrued thereon, that do not satisfy certain specified eligibility requirements set out in the Purchase Agreement.

Financo has historically conducted our financing business, including ownership of receivables generated by our businesses and providing internal financing to our other operating subsidiaries.  Substantially all of the assets to be acquired by the Trust will consist of a portfolio of home improvement consumer receivables, some of which are collateralized or otherwise secured by interests in real estate.  We are engaging in the business of holding and collecting the receivables with the intention of generating a higher rate of return on our assets than we currently receive on our cash and cash equivalent balances.  At the same time, we will continue to review the relative benefits to our stockholders of continuing to wind down our businesses pursuant to our plan of liquidation and dissolution or continuing to do business in one or more of our historic lines of business or related businesses or in a new line of business.  Although we are now engaged in the business of holding and collecting consumer accounts receivable, we have not abandoned our plan of liquidation and dissolution.  We believe that should we decide that continuing with the plan of liquidation and dissolution is in the best interest of our stockholders, we will be able to dispose of the Trust on favorable terms prior to the time that we would be in a position to make a final distribution to stockholders and terminate our corporate existence.

The purchases of receivables by the Trust from the sellers under the Purchase Agreement and other approved sellers or dealers will be financed by cash on hand and by advances under a non-recourse, revolving facility provided by a third party lender.  The revolving facility was initially established by an affiliate of the sellers under the Purchase Agreement.  The Trust has become a co-borrower under that facility and has pledged its assets to secure performance by the borrowers thereunder.  The revolving facility permits an aggregate borrowing of all co-borrowers thereunder of up to $50,000,000.  Financo has the ability to direct that not less than $15 million to be borrowed under the revolving facility be utilized by the Trust to purchase receivables, installment sales contracts and related assets for the Trust.  With the consent of its co-borrowers, the Trust may utilize more than $15,000,000 of the aggregate availability under the revolving facility.  Receivables purchased by the Trust will be owned by the Trust, and the Trust will receive the benefits of collecting them, subject to the third party lender’s rights in those assets as collateral under the revolving facility.  The terms and conditions of the revolver are set forth in the second amended and restated revolving credit agreement, effective as of December 10, 2008, among the Trust, the originator, the co-borrowers (who are the sellers under the Purchase Agreement), the lender, the initial servicer, the backup servicer, the guarantor, and the collateral custodian (the “Credit Agreement”) and the letter agreement, effective as of December 10, 2008, among the Trust, Financo, the originator, the co-borrowers, the initial servicer, and the guarantor (the “Letter Agreement”).  Advances under the revolver are limited to an amount equal to, net of certain concentration limitations set forth in the Credit Agreement, (a) the lesser of (1) the product of 85% and the purchase price being paid for eligible receivables with a credit score greater than or equal to 650 (“Class A Receivables”) or (2) the product of 80% and the then-current aggregate balance of principal and accrued and unpaid interest outstanding for Class A Receivables plus (b) the lesser of (1) the product of 75% and the purchase price being paid for eligible receivables with a credit score less than 650 (“Class B Receivables”) or (2) the product of 50% and the then-current aggregate balance of principal and accrued and unpaid interest outstanding for Class B Receivables (“Maximum Advance”).

The revolver matures on September 28, 2010.  The revolver bears interest at an annual rate of 4.5% over the LIBOR Rate (as defined in the Credit Agreement).  The Trust pays an additional fee to the co-borrowers equal to an annual rate of 0.5% for loans attributable to the Trust equal to or below $10 million and an annual rate of 1.5% for loans attributable to the Trust in excess of $10 million.  In addition, a commitment fee is due to the lender equal to an annual rate of 0.25% of the unused portion of the maximum committed amount.  The obligations under the

Credit Agreement are secured by a first priority security interest in substantially all of the assets of the Trust and the co-borrowers, including portfolio collections.

The Credit Agreement provides the material terms and conditions for the services to be performed by the servicer.  In return, the Trust pays the servicer a monthly servicing fee equal to 0.5% of the then aggregate outstanding principal balance of the receivables.

Portfolio collections are distributed on a monthly basis.  Absent an event of default, after payment of the servicing fee and other amounts, fees and expenses due under the Credit Agreement and the required principal, interest, unused commitment fee payments to the lenders under the Credit Agreement and fees due to the co-borrowers under the Letter Agreement, all remaining amounts from portfolio collections are paid to the Trust and are available for distribution to CLST Asset II, LLC and subsequently to Financo.

Principal payments on the revolver are due monthly to the extent that the aggregate principal amount of the loan outstanding exceeds the lesser of (1) $50 million or (2) the Maximum Advance plus the amount on deposit in the collection account net of any accrued and unpaid interest on the loan and fees due to the lenders, the servicer, the backup servicer, the collateral custodian and the owner trustee (the “Maximum Outstanding Loan Amount”).  The borrowers are also required to either make principal payments or add additional eligible receivables as collateral within 5 business days of any time that the aggregate principal amount of the revolver exceeds the Maximum Outstanding Loan Amount.  The remaining outstanding principal amount of the loan plus all accrued interest, fees and expenses is due on the maturity date.  The Trust may, at its option, repay in whole or in part borrowings under the revolver but prepayments made before September 28, 2010 are subject to a prepayment premium equal to 2.0%.  Interest payments on the term loan are due monthly.

The Credit Agreement contains customary covenants for facilities of its type, including among other things maintenance of the Trust’s special purpose vehicle status and covenants that restrict the Trust’s ability to incur indebtedness, grant liens, dispose of property, pay dividends, and make certain acquisitions.  Generally, these covenants do not impact the activities that may be undertaken by CLST Holdings, Inc.  The Credit Agreement contains various events of default, including failure to pay principal and interest when due, breach of covenants, materially incorrect representations, default under certain other agreements of the Trust, bankruptcy or insolvency of the Trust, the occurrence of an event which causes a material adverse effect on the Trust, the occurrence of certain defaults by the servicer, entry of certain material judgments against the Trust, and the occurrence of a change of control or certain material events and the issuance of a qualified audit opinion with respect to the Trust’s financials.  In addition, an event of default occurs if the three-month rolling average delinquent accounts rate exceeds 15.0% for Class A Receivables or 30.0% for Class B Receivables, or the three-month rolling average annualized default rate exceeds 5.0% for Class A Receivables or 12.0% for Class B Receivables.  If an event of default occurs, all of the Trust’s obligations under the Credit Agreement could be accelerated by the lender, causing the entire remaining outstanding principal balance plus accrued and unpaid interest and fees to be declared immediately due and payable.

The foregoing description of the Purchase Agreement, the Credit Agreement and the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth under Item 1.01 of this Current Report on Form 8-K, all of which is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

*10.1	Purchase Agreement, effective as of December 10, 2008.

*10.2	Credit Agreement, effective as of December 10, 2008.

*10.3	Letter Agreement, effective as of December 10, 2008.

*                  Portions of these exhibits have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.

Dated: December 18, 2008	By:	/s/ ROBERT A. KAISER
Robert A. Kaiser
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and
Assistant Secretary